                                                                EXHIBIT 10.3(b)


                 WIRELESS BROADCASTING SYSTEMS OF AMERICA, INC.
                              EMPLOYMENT AGREEMENT
                               WITH SHARAN WILSON


     THIS AGREEMENT, (the "Agreement") dated as of the 8th day of July, 1996, between WIRELESS BROADCASTING SYSTEMS OF AMERICA, INC., a Delaware corporation (hereinafter referred to as the "Company"), and SHARAN WILSON (hereinafter referred to as "Wilson"):

                              W I T N E S S E T H:

     WHEREAS, the Company has hired Wilson as Chief Operating Officer of the company; and

     WHEREAS, the Company and Wilson desire to set forth in this Agreement the terms, conditions and obligations of the parties with respect to such employment and this Agreement is intended by the parties to supersede all previous agreements and understandings, whether written or oral concerning such employment.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

        1. EMPLOYMENT. The Company hereby employs effective as of the date hereof, and hereby accepts employment as Chief Operating Officer of the Company upon the terms and conditions hereinafter set forth. Wilson shall perform such duties and responsibilities for the Company which are commensurate with her capacity as may be assigned her by the Company's Chief Executive Officer or Board of Directors. In connection with the duties to be performed pursuant to this Agreement, Wilson shall report directly to the Chief Executive Officer of the Company. Incident to the performance of such duties, Wilson shall be provided by the Company with office space, facilities and secretarial assistance commensurate with her position. Wilson shall be required to perform her duties or the principal offices of the Company located in Colorado.

        2. TERM. The initial term of employment hereunder shall be for a period beginning on the date hereof and ending one (1) year from the date hereof. Unless either party shall give the other party as least sixty (60) days written notice prior to the expiration of any Term of her or its intention to terminate this Agreement, the term of this Agreement shall be extended for additional one year terms thereafter. For the purposes of this Agreement, "Term" shall mean the initial term and any applicable extended term.

     3.   COMPENSATION.

        (a) Base Salary. The company agrees to pay Wilson during the initial term an annual base salary of $126,000. The salary shall be payable at the intervals not less often than monthly and otherwise in accordance with the Company's policies. Such salary shall be reviewed annually upon renewal of the Agreement by the Company's Chief Executive Officer and the Compensation Committee (or a duly constituted and empowered committee hereof) and may be increased (but in no event decreased) by such amount as it deems proper. Any bonuses to be earned shall be determined annually by the Compensation Committee.

        (b) Stock Options. Wilson shall be granted non qualified stock options on the date hereof to purchase 300,000 shares of the Company's common stock at an option price of 4.167 per share. Such options shall be repriced in the event the Company enters into a transaction within six months of the date of this Agreement and such transaction impacts the Company's share price pursuant to that transaction.

        (c) Other Benefits. During the term of her employment, Wilson shall be entitled to participate in all other employee benefits, perquisites, vacation days, benefit plans or programs of the Company which are available generally to officers of the Company who are also employees of the Company in accordance with the terms of such plans, benefits or programs.

        (d) Expenses. Wilson shall be reimbursed for her reasonable expenses related to and for promoting the business of the Company including expenses for entertainment, travel and similar items that arise out of Wilson's performance of Services under this Agreement, and any such expenses paid by Wilson from her own funds shall be promptly reimbursed to her by the Company in accordance with the policies and procedures of the Company in effect from time to time.

     4. EXTENT OF SERVICE. Wilson shall devote her entire time, attention and energies to the business of the Company and shall not during the term of this Agreement be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Wilson from (a) investing her personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of Wilson in the operation or the affairs of the companies in which such investments are made and in which her participation is solely that of an investor; (b) purchasing securities in any corporation whose securities are publicly traded; or (c) accepting appointments to the boards of directors of other companies provided that the Chairman of the Company approves of such appointments and Wilson's performance of her duties on such boards does not result in a violation of her covenants under Section 5 hereof.

     5. CONFIDENTIAL INFORMATION AND COVENANT NOT TO COMPETE. All payments and benefits to Wilson under the Agreement shall be subject to Wilson's compliance with the provisions of this Section 5.

        (a) Confidential Information. Wilson acknowledges that in her employment she is or will be making use of, acquiring or adding to the Company's confidential information which includes, but is not limited to, memoranda and other materials or records of a proprietary nature; technical information regarding the operations of the Company; and records and policy matters relating to finance, personnel, management, and operations. Therefore, in order to protect the Company's confidential information and to protect other employees who depend on the Company for regular employment, Wilson agrees that she will not in any way utilize any of said confidential information except in connection with the business of the Company, she will not copy, reproduce, or take with her the original or any copies of said confidential information and will not directly or indirectly divulge any of said confidential information to anyone without the prior written consent of the Company.

        (b) Litigation Support. Wilson shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which the Company or any of its subsidiaries or affiliates is, or may become a party. Wilson's reasonable expenses (including travel and reasonable attorneys fees) incurred in complying, with this covenant shall be promptly reimbursed.

        (c) No Solicitation of Employees. Wilson agrees that during the Term of this Agreement and continuing for a period of two years after the termination of this Agreement, neither Wilson nor any person or enterprise controlled by Wilson will solicit for employment any person employed by the Company.

        (d) Covenant Not to Compete. Wilson agrees that during the Term of this Agreement and for a period of two years after the termination of her employment with the Company, neither Wilson nor any person or enterprise controlled by Wilson will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which competes with the Company in any area in which the Company does business during such period; provided, however, that the foregoing shall not prohibit the ownership of less than 1% of the outstanding shares of stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-market.

        (e) Remedies for Breach of Covenants. In the event that a covenant included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; proved, however, that in the event that any court shall refuse to enforce any of the covenants contained in sections 5(a) through (d), then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     If Wilson violates any of the covenants contained in this Section 5, then the Company's obligation to make any payments to Wilson otherwise due her under this Agreement shall immediately cease. In addition, Wilson acknowledges that any material breach of her covenants contained in this Section 5 will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive of or preclude the company from any other remedy.

     6.     TERMINATION.

        (a) Death or Disability. If Wilson should die or become physically or mentally disabled and unable to perform duties hereunder for a continuous period in excess of ninety (90) days (in the reasonable opinion of the Company), which event shall result in the termination of Wilson's employment with the Company, the Company shall continue to pay Wilson's current base salary (loss the amount of any disability benefit payments paid or payable to Wilson during such period for disability benefits maintained and paid for by the Company) for the balance of the calendar year in which such death or disability occurs, but in no event for less than one hundred eight (180) days, plus any bonus payments which have fully accrued at the date of termination. In addition, in the event of disability, Wilson's participation in any medical, health, accident, disability, death, life insurance or similar plan in which Wilson was participating immediately prior to termination shall continue for the period in which payments are being made under this Section at the Company's expense (subject to any normal employee contributions, if any), although any continuation of health coverage shall count toward the "COBRA" continuation of coverage period. The payments to be made under this Section shall be made to Wilson, or in the event of Wilson's death, to such beneficiary as Wilson may designate in writing to the Company for that purpose, or if Wilson has not so designated, then to the spouse of Wilson, or if none is surviving, then to the personal representative of the estate of Wilson. This Section shall not be effective after any Termination pursuant to Section 6(b) or (c).

        (b) Termination for Cause. The Company shall have the right to terminate this Agreement for "Cause" upon prior written notice if, in the reasonable determination of the Company, Wilson has engaged in misconduct so as to constitute "Cause." For purposes of this Agreement, such misconduct shall be defined as:

        (i) Wilson's failure or refusal to perform her duties and responsibilities as Chief Operating Officer of the Company.

        (ii) Dishonesty of Wilson which directly or indirectly has a materially adverse affect on the Company;

        (iii) Habitual drunkenness or use of drugs which interferes with the performance of Wilson's duties and obligations under this Agreement;

        (iv) Wilson's conviction of a felony or of any crime involving moral turpitude, fraud, defalcation or misrepresentation;

        (v) Any gross or willful misconduct of Employee resulting in substantial loss to the Company or substantial damages to the Company's reputation;

        (vi) Any breach of Wilson's covenants contained in Sections 5(a) through (d) hereof.

     If this Agreement is terminated for Cause pursuant to this Section 6(b), the Company shall have no further obligations to Wilson under this Agreement. However, Wilson's covenants under Section 5 hereof shall remain in full force and effect.

        (c) Termination by Company. If the Company terminates the employment of Wilson for any reason other than as specified in Section 6(a) or 6(b), Wilson shall be entitled to the following liquidated damages: (i) an amount equal to base salary for the remainder of the current Term and (ii) any bonus payable hereunder which is fully accrued at the time of termination. No prorated bonus shall be payable for the year in which termination occurs if Wilson is not in the active employ of the Company on the lost day of the Company's fiscal year.

        (d) Termination by Wilson. If Wilson voluntarily terminates her employment prior to the expiration of the Term of this Agreement, this Agreement shall terminate forthwith and all obligations of each party to the other shall terminate immediately, other than the company's obligation to pay base salary accrued to the date of termination.

     7. WITHHOLDING OF TAXES. The Company may withhold from any benefits payable under the Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     8. FACILITY OF PAYMENT. If the company shall find that any person to whom any amount is or was payable hereunder is unable to care for her affairs because of illness or accident, or is a minor, or has died, then the company, if it so elects, may direct that any payment due her or her estate (unless a prior claim therefore has been made by a duly appointed legal representative) or any part thereof, be paid or applied for the belief it of such person or to or for the benefit of her spouse, children or other dependents, an institution maintaining or having custody of such person, any other person deemed by said Board to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Board may deem proper. Any such payment shall be in complete discharge of the liability of the Company therefor.

        9. NON-ALIENATION OF BENEFITS. Except insofar as applicable law may otherwise require, no amount payable to or in respect of Wilson at any time under the agreement shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; provided, however, that nothing in this Section 9 shall preclude Wilson from designating a beneficiary or beneficiaries to receive any benefit on her death.

        10. SEVERABILITY. If any provision of this Agreement, as applied to any party or to any circumstance, shall be found by a court to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement.

        11. ENTIRE UNDERSTANDING. This Agreement contains the entire understanding of the parties hereto relating to the subject matter contained herein and supersedes all prior and collateral agreements, understandings, statements and negotiations of the parties. Each party acknowledges that no representations, inducements, promises, or agreements, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein. This Agreement cannot be changed, rescinded or terminated orally.

        12. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when deposited in the U.S. mail in a registered, postage prepaid envelope addressed:
If to Wilson, at her address set forth below, and if to the Company, c/o Jennifer L. Richter, 9250 E. Costilla Avenue, Suite #325, Englewood, CO 80112.

        13. ASSIGNMENT. Wilson may not assign her obligations hereunder. The rights of Wilson and the rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon their respective heirs, personal representatives, successors and assigns.

        14.     MISCELLANEOUS.

          (a) This Agreement shall be subject to and governed by the laws of the State of Delaware.

        (b) Failure to insist upon strict compliance with any provisions hereof shall not be deemed a waiver of such provisions or any other provision hereof.

        (c) The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    WIRELESS BROADCASTING SYSTEM OF
                                    AMERICA, INC.



                                    By:__________________________________
                                       William W. Kingery, Jr.
                                       President & CEO


                                    _____________________________________
                                    Name:     Sharan Wilson
                                    Address:  7950 S. Jasmine Circle
                                              Englewood, CO 80112-3050